Exhibit 10.B

AMENDMENT

TO THE VIAD CORP PERFORMANCE UNIT INCENTIVE PLAN,

AS AMENDED FEBRUARY 27, 2013

Pursuant to the 2007 Viad Corp Omnibus Incentive Plan

This Amendment (“Amendment”) to the Viad Corp Performance Unit Incentive Plan, as amended February 27, 2013 (the “Plan”), pursuant to the 2007 Viad Corp Omnibus Incentive Plan, is hereby effective as of February 24, 2016, to provide that awards earned under the Plan may be payable in the form of cash or in shares of Common Stock of Viad Corp (or in a combination thereof), in accordance with Section 9.4 of the 2007 Viad Corp Omnibus Incentive Plan:

1.  Section I of the Plan is amended by deleting the word “cash” from the first and only sentence therein.

2.  Section III of the Plan is amended by renumbering the existing clause (vi) of the second sentence therein to clause (vii) and inserting the following new clause (vi) immediately prior thereto:

(vi) determine the extent to which Awards earned under the Plan will be payable in the form of cash or in Shares (or in a combination thereof), in accordance with Section 9.4 of the 2007 Viad Corp Omnibus Incentive Plan;

3.  Section IV of the Plan is amended by deleting the word “other” from the first sentence therein.

4.  The introductory clause of the second sentence of Subsection (a) of Section XIII of the Plan is amended and restated in its entirety to read as follows:

Any Award payable in the form of cash that is determined to be payable by the Committee shall be subject to the following calculation:

5.  Except as amended hereby, the Plan and all terms and conditions therein, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Viad Corp Performance Unit Incentive Plan has been executed and adopted this 24th day of February, 2016.

By:	/s/ Deborah J. DePaoli

Title:	General Counsel and Secretary